UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-7564

13-5034940

(State or other jurisdiction

(Commission File Number)

(I.R.S. Employer

of incorporation)

Identification No.)

200 Liberty Street, New York, New York

10281

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-

12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 15, 2006, the Board of Directors (the “Board”) of Dow Jones & Company, Inc. (the “Company” or “Dow Jones”) appointed Clare Hart, age 45, currently President and CEO of Factiva, as Executive Vice President of Dow Jones and President of Dow Jones Enterprise Media Group effective March 1, 2006.  Ms. Hart will also be chairperson of Factiva.  Factiva, a provider of current and archived global business and financial news and information to enterprise end users worldwide, is a 50/50 joint venture of Dow Jones and Reuters Group Plc launched in mid-1999.  Ms. Hart has held the position of President and CEO of Factiva since 2000.  She is a member of the Board of Directors of the Software Information Industry Association.

Effective immediately, L. Gordon Crovitz, currently Senior Vice President of Dow Jones and President, Electronic Publishing, will become Executive Vice President of Dow Jones, President of Dow Jones Consumer Media Group, and Publisher of The Wall Street Journal Franchise.

A copy of the press release announcing these appointments, among other things, is attached as Exhibit 99.1 to this report.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 15, 2006, in accordance with the Company's restated certificate of incorporation, the Board amended the Company's Bylaws to provide for clarifying and technical amendments to reflect that the offices of Chairman of the Board and Chief Executive Officer are currently held by different persons.  A copy of the amended and restated Bylaws is attached as Exhibit 3.1 to this report.

ITEM 7.01.    REGULATION FD DISCLOSURE.

On February 22, 2006, Dow Jones issued a press release announcing a new organizational structure and leadership team.  A copy of this press release is furnished with this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.    OTHER EVENTS.

Dow Jones today established a new organizational structure pursuant to which it will now organize and report its business around its three markets:  consumer media, enterprise media, and community media.

The Consumer Media Group will include The Wall Street Journal Franchise (including domestic and international print, online, television and radio); Barron’s Franchise (including print, online and conferences); MarketWatch Franchise (including online, newsletters, television and radio); and consumer-facing joint ventures (including SmartMoney and Vedemosti).  It will be led by L. Gordon Crovitz (currently the Company’s Senior Vice President and President, Electronic Publishing), who will become Executive Vice President of Dow Jones, President of Dow Jones Consumer Media Group, and Publisher of The Wall Street Journal Franchise.

The Enterprise Media Group will include Dow Jones Newswires, Dow Jones Licensing Services, Dow Jones Indexes, Dow Jones Financial Information Services, Dow Jones Reprints and Permissions; and enterprise-facing joint ventures (including Factiva and Stoxx).  It will be led by Clare Hart (currently President and CEO of Factiva), who will be Executive Vice President of Dow Jones and President of Dow Jones Enterprise Media Group.

The Community Media Group will include the Company’s portfolio of 15 daily and 19 weekly Ottaway community newspaper properties in nine states.  It will be led by John Wilcox (currently President and Chief Operating Officer, Ottaway Newspapers, Inc.), who will become Senior Vice President of Dow Jones, President of Dow Jones Community Media Group and Chairman and CEO of Ottaway Newspapers, Inc.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
3.1	The Bylaws of the Company, as amended and restated as of February 15, 2006.

99.1	Press Release dated February 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.
(Registrant)

Date:	February 22, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	The Bylaws of the Company, as amended and restated as of February 15, 2006.

99.1	Press Release dated February 22, 2006.